LEASE AGREEMENT



     THIS LEASE AGREEMENT made as of this 22nd day of December, 1995, by and between DARIEN LAKE THEME PARK AND CAMPING RESORT, INC., a New York

corporation having its principal office at 9993 Allegheny Road, Darien

Center, New York 14040 (hereinafter "Darien"), and THE METROPOLITAN

ENTERTAINMENT CO., INC., a New Jersey corporation having its principal office at 7 North Mountain Avenue, Montclair, New Jersey 07042 (hereinafter

"Metropolitan").

                              _______________

     Metropolitan is a promoter and sponsor of live concerts and entertainment events.

     Darien is the owner and operator of Darien Lake Theme Park and Camping

Resort in the Town of Darien Center, New York (the "Theme Park").  The

Theme Park includes approximately 12 acres of improved land more specifically described on Schedule A  on which is located an outdoor amphitheater known as the Darien Lake Performance Arts Center, which land,

including all improvements thereto and expansions thereof now existing or hereafter made, is hereinafter referred to as the "Center."

     Metropolitan desires to lease from Darien, and Darien desires to lease to Metropolitan, the Center on the terms and conditions hereof.

     NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and in further consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

                           _____________________

     1.   Lease of Center
          ---------------

          1.1  Subject to all of the terms and conditions hereof, Darien hereby leases to Metropolitan the Center during each of the Seasons during the Term hereof, and Metropolitan does hereby take and lease from Darien the Center during such Seasons.  Metropolitan agrees that, during such

Seasons, the Center shall be used and occupied by it exclusively for the booking, promotion and production of Concerts, the performance by

Metropolitan of its obligation hereunder and for no other purpose.  Any other use of the Center by Metropolitan during the Term shall require the prior written consent of Darien, which may be withheld in its sole discretion.  As used herein, the term "Concerts" shall mean live stage musical concerts, comedy performances, Broadway shows and other family-

oriented musical shows and productions.  Except as otherwise explicitly provided herein, during each Season, Metropolitan shall book, promote and produce no less than twenty Concerts featuring nationally-recognized performers or shows (the "Minimum Concerts").

          1.2  In the event that Darien receives at any time during the

Term any inquiry or proposal regarding production of a Concert at the

Center during any Season of the Term, Darien shall refer the party making such inquiry or proposal to Metropolitan.  Darien may approach persons or entities representing performers or shows to ascertain their interest in presenting a Concert at the Center during any such Season, provided that,

if any such person or entity shall indicate interest in any such Concert,

Darien shall refer such party to Metropolitan.  Metropolitan shall promptly notify Darien in writing as to any Concert referred to Metropolitan by

Darien pursuant to this Section 1.2 that Metropolitan has determined not to produce at the Center (a "Rejected Concert").

     Notwithstanding any provision of this Lease, Darien shall have the right to enter and use the Center during each Season of the Term to produce at its expense any such Rejected Concert in accordance with Section 4.2, it being understood that Darien shall not contract with any third party to produce any Rejected Concert on Darien's behalf.  Darien shall also have the right at its expense to produce or arrange the production of (i) magic shows, wild west shows, musical reviews, fireworks, laser light shows and other live shows and performances at the Theme Park of a type generally consistent with the type of live shows and performances then staged at the theme parks (the "Premier Parks") owned and operated by Premier Parks Inc.,

the parent company of Darien, or other theme parks comparable to the

Premier Parks, provided that such shows or productions do not include
               --------

events that would constitute Concerts (as such term is defined in Section

1.1) featuring nationally-recognized performers who are then performing at

Comparable Facilities, outdoor stadiums or indoor arenas with attendance capacities comparable to the Center and (ii) subject to the provisions of

Section 4.2, events at the Center that do not constitute Concerts (the events listed in clauses (i) and (ii), collectively with all Rejected

Concerts produced by Darien, being referred to as the "Darien Events").

Except for the Usage Fee (as hereinafter defined) with respect to Darien

Events at the Center, Metropolitan shall have no interest in the revenue,

income or profits generated by any Darien Event by virtue of its lease of the Center hereunder.  As used herein, the term "Concert" shall not include any Darien Event.  Metropolitan shall not have the right to book, promote or produce fireworks or laser light shows at the Center, provided that this
                                                         --------

sentence shall not be deemed to prohibit the booking of a Concert which features fireworks as an ancillary part of such Concert.  All Rejected

Concerts produced by

Darien shall be produced in all material respects consistent with then generally prevailing industry standards in the United States ("Industry

Standards") for first class amphitheaters in the United States having similar attendance capacities as the Center, located in or near metropolitan areas generally comparable in population to the population contained within a 90-mile radius of the Center, and featuring events similar to the Concerts "Comparable Facilities").  Darien shall use (and

Metropolitan shall provide the use of) such number of Metropolitan employees as Darien shall request to provide production, usher and internal security services for Rejected Concerts.  Metropolitan shall be solely responsible for paying the wages of such employees, withholding any taxes therefrom, maintaining required worker's compensation insurance with respect thereto and providing such employees all other benefits to which they are entitled (by operation of law or otherwise).  Darien will reimburse Metropolitan for its cost of such wages, salaries and benefits with respect to periods during which Darien uses such employees.

     2.   Term
          ----

          2.1  The initial term of this Lease shall commence on the date hereof and expire on October 15, 2020, unless earlier terminated according to the provisions hereof.  Thereafter, this Lease shall be automatically renewed for one additional renewal term of ten years, unless earlier terminated in accordance herewith, on the same terms and conditions as are set forth herein if the average annual paid attendance at Concerts produced by Metropolitan hereunder during the three consecutive Seasons preceding the end of such initial term shall have exceeded 140,000 persons.  As used herein, "Term" shall mean the initial term and, if applicable, the renewal term.

          2.2  As used herein, the term "Season" means the period

commencing on the earlier of (i) the first day in a calendar year on which the Theme Park is open to the public or (ii) May 15, and ending on October

15 of each calendar year.  The first Season of the Term hereof will be the

1996 Season.

     3.   Capital Improvements
          --------------------

          3.1  (a)  On the date hereof, Darien, Metropolitan and Baer Marks

& Upham LLP, as escrow agent (the "Escrow Agent") have entered into an escrow agreement (the "Escrow Agreement") pursuant to which Metropolitan will deposit with the Escrow Agent an amount equal to $2,500,000 (the

"Escrow Funds") no later than ten business days following the date hereof.

If such deposit is not made prior to the close of business on such tenth business day, this Lease shall thereupon terminate and the obligations of the parties hereunder shall thereupon be of no further force or effect,

other than the obligations of the parties under Section 6 hereof which shall survive such termination.  The Escrow Funds will be used to pay for the hard and soft costs of the real and personal property improvements to the Center described on Exhibit A (the "Improvements") and shall be disbursed as provided in the Escrow Agreement, provided that no portion of
                                               --------

the Escrow Funds will be payable to Metropolitan or its affiliates.  The

Improvements shall be completed by Metropolitan prior to June 1, 1996,

except to the extent that the failure to so complete the Improvements is caused by (i) delays arising out of Darien's failure to provide consents or approvals required of it hereunder or (ii) delays arising out of a Force

Majeure Event (as defined below), provided, however, that the if roof
                                  --------  -------

referred to in Exhibit A and the other Improvements incorporated in the roof structure (collectively, the "Roof") shall not have been completed by

June 1, 1996, but
all other Improvements are completed in accordance with this sentence, then

Metropolitan shall not be deemed to have breached its obligations contained in this sentence if and only if, (a) Metropolitan shall have used its best efforts to complete the Roof by such date and (b) Metropolitan shall continue to use its best efforts to complete the Roof as soon as

practicable following such date until the Roof is completed.     Promptly

following the date hereof, Metropolitan shall retain a licensed architectural firm acceptable to Darien to prepare drawings, plans and specifications (collectively, "Specifications") for the Improvements, which shall include a description, in reasonable detail, of the design and other aesthetic aspects of the Improvements and a detailed estimate of the cost of each Improvement.  Immediately following its receipt thereof,

Metropolitan shall deliver a copy of such Specifications to the Chairman of the Board, the President and the General Manager of Darien, it being understood that Metropolitan shall use good faith efforts to obtain such

Specifications as soon as practicable after the date hereof.  Darien and

Metropolitan shall jointly approve in writing all aspects of the proposed

Specifications.  Deviation from the approved Specifications shall require the prior written approval of Darien, which shall be deemed approved by

Darien if Darien does not object to such deviation within thirty days following its receipt of written notice thereof from Metropolitan.  As used herein, "Force Majeure Event" shall mean an act of God, blizzard, fire,

flood, explosion, war, action or inaction of governmental authority,

accident, labor trouble or shortage, or any other circumstances of a similar nature beyond the reasonable control of Metropolitan, in each case arising out of reasons other than the adverse financial condition of any party (other than Darien).  If a Force Majeure Event shall occur,

Metropolitan shall diligently attempt to remove the cause or causes thereof and shall promptly notify Darien of the existence thereof and its probable duration.

               (b)  Prior to January 15, 1996, the parties shall jointly

prepare a list of all governmental and regulatory licenses, filings,

notifications, permits, authorizations and approvals (collectively,

"Approvals") required or desirable in connection with the Improvements.

The parties will jointly make and obtain such Approvals and, in that connection, (i) each party will provide the other party a copy of any proposed filing or submission to any governmental or regulatory bodies,

agencies or authorities ("Authorities") no less than 72 hours prior to such filing or submission, and will not make any such filing or submission to which such other party objects in writing during such 72-hour period,

(ii) each party shall deliver to the other party reasonable prior written notice of any proposed conferences (including scheduled telephonic conferences) with Authorities with respect to such Approvals and such other party shall have the right to be present thereat, and (iii) each party shall forthwith provide to the other party copies of any correspondence (or written summaries of any oral communications) between any Authority and such party with respect to any aspect of the Improvements.

               (c)  At all times during the construction of the

Improvements, Metropolitan shall maintain or cause to be maintained owners and contractors insurance in an amount of at least $5,000,000 (naming

Darien as an additional insured party) with respect to the construction of the Improvements in form and substance acceptable to Darien.  Metropolitan shall retain contractors (including one or more general contractors for

Improvements, it being understood that the manufacturer/assembler of the

Roof over
the permanent seating will act as general contractor with respect thereto)

reasonably acceptable to Darien to construct the Improvements.  All such contractors will maintain at all relevant times worker's compensation insurance as prescribed by the laws of the State of New York and shall deliver to Darien a certificate evidencing such insurance coverage.

Metropolitan shall regularly consult with the designated representative of

Darien (who, in the absence of any contrary designation, shall be Darien's

Director of Maintenance) with regard to all aspects of the Improvements and shall not take any material action with respect thereto to which Darien reasonably objects in writing.  Metropolitan shall deliver written reports with respect to the Improvements to Darien at least weekly prior to the completion thereof, which reports shall include a description of the progress to date, the status of Approvals, the costs incurred and any proposed deviation from the Specifications.  In the event the total cost of the Improvements shall exceed the amount of the Escrow Funds, (i) the

Improvements listed as Items 1 and 2 on Exhibit A shall be completed at the sole cost and expense of Metropolitan, (ii) the balance of the Improvements shall be completed out of Escrow Funds in the order in which they appear on

Exhibit A, and (iii) any Improvements (other than Items 1 and 2 on Exhibit

A) not completed out of the Escrow Funds shall be leased or otherwise provided by Metropolitan at its sole cost and expense.  Promptly following completion of the Improvements, Metropolitan shall deliver to Darien "as built" plans and specification with respect thereto.

          3.2  During the Term, Metropolitan shall, at its sole expense,

make such repairs to (whether or not such repairs would constitute an ordinary or capital expense under generally accepted accounting principles), and maintenance of, the Center required or desirable in order to maintain the Center at all times in good operating condition consistent with Comparable Facilities in accordance with then Industry Standards.  In that connection, on or before each

March 15 preceding any Season, commencing with the 1997 Season,

Metropolitan shall submit to the Chairman of the Board, the President and the General Manager of Darien an operating plan, including a schedule in reasonable detail of anticipated operating expenses (the "Operating Plan")

and a capital budget (the "Budget") for the Center in respect of such

Season.  The Budget shall include drawings, plans and specifications for any proposed capital improvements to the Center (including a detailed description of the design and other aesthetic aspects of such improvements and a detailed estimate of the cost of each such improvement).  The Budget shall also include a description of any other proposed change in the appearance or use of the Center.  All aspects of the Budget shall require the prior written approval of Darien, which shall not be unreasonably withheld in the case of any repairs or maintenance specified therein,

provided that any such aspect as to which Darien shall not have objected in
--------

writing within 30 days following its receipt of the Budget and all supporting materials shall be deemed approved by Darien.  If Metropolitan shall propose to make any improvements, repairs or maintenance not contemplated by any Budget, Metropolitan shall notify Darien in writing of such proposal and shall not take any action with respect thereto to which

Darien objects (in the case of capital improvements) or reasonably objects

(in the case of repairs or maintenance) in writing within seven days following its receipt of such notice (or in the case of any proposed action which Metropolitan indicates in such notice is to be taken in response to any emergency situation, within 48 hours following Darien's receipt of such notice).

          3.3  During the Term, Metropolitan, at its sole cost, shall provide such operating supplies, equipment and other personal property

("Metropolitan Equipment") to the Center required in order to conduct the

Concerts and perform its obligations hereunder.  The Metropolitan

Equipment, to the extent readily movable and not otherwise affixed to the

Center, shall remain the property of Metropolitan and, after the Term,

Metropolitan shall be entitled to remove such Metropolitan Equipment from the Center, provided such removal will not result in any structural or other damage to the Center.

          3.4  Metropolitan shall have the right to enter the Center during periods other than the Seasons, at any reasonable time after the giving of at least twenty-four hours prior written notice to Darien, to the extent reasonably required to perform its obligations under this Lease.

          3.5  If Metropolitan fails to perform in any material respect any of its obligations under Section 3.2 to make repairs to, and maintenance of, the Center, upon fifteen days' prior written notice to Metropolitan by

Darien, or in the case of an emergency, immediately, Darien may enter the

Center, perform such obligations on Metropolitan's behalf and recover the cost of such performance, together with interest thereon at the prime rate of Chemical Bank then in effect at its principal office in New York City,

as additional rent from Metropolitan, payable within thirty days of

Metropolitan's receipt of an invoice therefor.

     4.   Concerts
          --------

          4.1  Prior to February 1 preceding each Season, Metropolitan shall provide Darien with a preliminary list of Concerts booked or tentatively booked for such

Season, and Darien will consult with Metropolitan in connection with the inclusion of such list in any promotional mailing done by Darien.

Metropolitan shall give to each of the General Manager of the Theme Park and the Darien Coordinator, as soon as practicable, telephonic notice and written notice delivered on a business day in accordance with Section 27,

of any Concert Metropolitan then proposes to book and produce at the Center and will not book or produce any such Concert with respect to which Darien has objected in writing no later than the close of business on the business day next succeeding the business day on which Metropolitan delivered such written notice.  In the event Darien shall object to any such proposed

Concert involving a nationally-recognized performer, performers or show,

which is during the applicable Season conducting a tour involving performances in the northeastern United States and eastern Canada at amphitheaters generally comparable to the Center (which tour may also include selected performances at indoor arenas having attendance capacities at least equal to the Center and featuring events similar to the Concerts)

(a "Non-approved Concert"), the number of Minimum Concerts during such

Season shall be reduced by a number equal to the number of Non-approved

Concerts during such Season; furthermore, if, during any Season, there shall be in excess of two Non-approved Concerts, the rent payable by

Metropolitan to Darien under Section 5 hereunder shall be reduced by

$25,000 for each such Non-approved Concert during such Season in excess of two.  The times of all Concerts will be in accordance with Industry

Standards, and no Concert shall continue beyond one calendar day.

Metropolitan will use its best efforts to cause all Concerts to end prior to 11:00 P.M.  Metropolitan shall provide to Darien not less than 25 complimentary tickets to each Concert.  Metropolitan shall have the right to
provide to any party complimentary tickets to any Concert in accordance with then Industry Standards, including tickets provided to sponsors of the

Concerts and performers or used in connection with the promotion of such

Concert; provided that (i) Metropolitan shall not use complimentary tickets
         --------

to pay or otherwise discharge wages, salary or benefits of any full or part-time personnel employed by or on behalf of Metropolitan in connection with the operation of the Center and (ii) the aggregate number of complimentary tickets for any Concert used by Metropolitan to satisfy or discharge Metropolitan Concert Expenses (other than media trades) shall not exceed 500.

          4.2  No later than November 1 of each year prior to each Season,

commencing with the 1997 Season, Darien shall send Metropolitan written notice of the dates (which shall not exceed four calendar days) on which

Kingdom Bound shall have the exclusive use of the Center (the "KB Event").

During the 1996 Season the KB Event shall have the exclusive use of the

Center on August 21 - August 24, inclusive.  Metropolitan shall have the right to schedule Concerts on all dates during the Season not so reserved by Darien, provided that, during any Season, Darien may schedule a Darien
           --------

Event for any date which is less than thirty days from the date on which written notice of such Darien Event is delivered to Metropolitan and on which no approved Concert is then scheduled.  No later than thirty days following any Darien Event (other than the KB Event or any Rejected

Concert), Darien shall deliver to Metropolitan an amount equal to $2,500 for each day on which such Darien Event used the Center (the "Usage Fee").

     5.   Rent
          ----

          During each year of the Term, Metropolitan shall pay annual rent to Darien in an amount equal to $250,000, adjusted as provided below,

payable in five equal
installments on the first day of May, June, July, August and September of each such year.  In addition, no later than five business days following the date of any Concert, Metropolitan shall pay to Darien as additional rent an amount equal to (i) $1.00, adjusted as provided below, for each paid attendee (which term as used in this Lease shall include all persons who paid for tickets to such Concert, whether or not attending) at such

Concert, or (ii) if the aggregate number of paid attendees at all Concerts during such Season shall then exceed 100,000, $3.00, adjusted as provided below, for each paid attendee in excess of 100,000.  The dollar amount of rent specified in this Section 5 (i.e., the annual rent of $250,000 and the
                                  ----

$1.00 or $3.00 per attendee rental) to be paid shall be increased (but not decreased) for each fourth season of the Term (i.e., 1999, 2002, 2005, et.
                                               ----                    --

seq.) by an amount equal to the product (rounded to the nearest tenth of a
---

cent in the case of attendee rental) obtained by multiplying the amount of such rent in effect during the immediately preceding Season by the aggregate percentage increase (rounded to the nearest tenth of a percent)

in the CPI during the three calendar years immediately preceding the date of such increase.  For example, if the CPI for 1995, 1996, 1997 and 1998 were 140, 142, 145 and 149, the percentage increase in the CPI for the period 1996 through 1998 would equal 6.4%.  Accordingly, the annual rent for the 1999 Season would equal $266,000 and the per attendee rental for that year would be $1.064 and $3.192, respectively.  For the 2002 Season the annual rental of $266,000 and the per attendee rent of $1.064 and

$3.190 would be similarly adjusted.  The CPI shall mean the United States

Department of Labor, Bureau of Labor Statistics, Consumer Price Index (All

items; Buffalo-Niagara Falls, NY MSA) (1982 = 100) or if no such index is so published, by any other nationally-recognized publisher of similar statistical information selected by Darien and Metropolitan.

     6.   Releases
          --------

          On the date hereof the parties have executed and delivered a settlement agreement in the form annexed hereto as Exhibit B.

     7.   Noncompetition
          --------------

          7.1  During the Term, Metropolitan and its affiliates will not

(i) book, promote or produce any Concerts in any outdoor amphitheater located within 90 miles of the Center, (ii) have any interest, direct or indirect, in the ownership, management or operation of any such amphitheater, provided that Ogden Corporation may provide food, beverage
              --------

and parking services to any such amphitheater, or (iii) book, promote or produce any Concert during any Season at any indoor arena located within such 90-mile radius if Metropolitan shall not have negotiated in good faith to book such Concert at the Center or if the amount of the guaranteed payment to be made by Metropolitan in respect of such Concert at such arena shall be in excess of the amount of the guaranteed payment offered by

Metropolitan with respect to that Concert at the Center, provided that if
                                                         --------

the only available date for a proposed Concert shall be a date on which

(a) a Darien Event is then scheduled, Metropolitan shall so notify Darien in writing and if Darien shall not have notified Metropolitan in writing that it has rescheduled the Darien Event within two business days following its receipt of such notice from Metropolitan, or (b) a Concert is then scheduled at the Center and Metropolitan shall have failed (after using its best efforts) to reschedule either such booked Concert or such proposed

Concert at the Center to avoid such conflict, then, in either case,

Metropolitan shall be entitled to book, promote and produce such proposed Concert on such date at an indoor arena within such radius.  Metropolitan acknowledges that a breach of its obligations under this Section 7 would result in irreparable injury to Darien for which monetary damages would not be an adequate remedy.  Therefore, Metropolitan consents to issuance of injunctive relief in the event of a breach of its obligations under this Section 7, in addition to any other remedies to which Darien is otherwise entitled.

          7.2  During the Term, none of Darien, Premier Parks Inc. or their respective subsidiaries will have any interest, direct or indirect, in the ownership, management or operation of any outdoor amphitheater (other than the Center) located within 90 miles of the Center.

     8.   Advertising
          -----------

          At its expense, Metropolitan shall provide advertising and marketing promotion for the Concerts of a type and, when aggregated with such promotions as are provided by or on behalf of the performers thereof or the shows constituting such Concerts, are in amounts consistent with advertising and marketing for events comparable to the Concerts located at

Comparable Facilities in accordance with then Industry Standards.  With respect to all advertising and marketing placed by or on behalf of

Metropolitan, it will provide Darien with advance copies of such advertising or the story boards thereof and a description of all other material aspects of such advertising and marketing programs and will not implement any such advertising or program (or portion thereof) to which

Darien reasonably objects in writing.  Without limiting the foregoing,

(i) all ticket outlets for any Concert shall have available for sale tickets for admission to both the Concert and the Theme Park ("Combo

Tickets"), (ii) Metropolitan shall use reasonable good faith efforts to cause all radio and television advertising relating to the Concert to include a tag relating to the availability of Combo Tickets, and use reasonable good faith efforts to cause such tag, in the case of radio advertising, to last at least 5 seconds during any 60 second ad (or, in the case of shorter or longer ads, a tag of proportional duration),

(iii) Metropolitan shall use reasonable good faith efforts to cause all print advertising to contain at least three lines relating to the availability of Combo Tickets, and (iv) no tickets to any Concert shall be available for sale at any grocery store or chain of grocery stores other than the grocery store or chain that then sells admission tickets to the

Theme Park.  The provisions of clause (i) of the preceding sentence shall not be applicable at any time during which Metropolitan is prevented from complying with the provisions of such clause (i) by virtue of any agreement or arrangement entered into by Darien.

     9.   Third Party Agreements/Control
          ------------------------------

          Metropolitan may enter into concession or other agreements with reputable (in Metropolitan's reasonable opinion) third parties to provide to it services required by it in order to perform its obligations hereunder, provided that (i) the term of any such agreement shall not
           --------

exceed the Term of this Lease and (ii) Metropolitan shall not assign to, or contract with any other party in respect of, its obligation to book,

promote and produce Concerts hereunder.  During the Term, Metropolitan shall not permit any person, entity or group (as such term is defined in the regulations promulgated under Section 13 of the Securities Exchange Act of 1934) (other than the shareholders of Metropolitan on the date of this

Lease) to obtain or exercise "control" over Metropolitan.  As used herein,

the terms "control" and "affiliates" shall have the meaning ascribed to that term in the rules and regulations promulgated by the Securities and

Exchange Commission.

     10.  Other Responsibilities of Metropolitan
          --------------------------------------

          10.1 At all times during each Season of the Term and all other times during which Metropolitan shall have access to the Center hereunder,

Metropolitan shall use and maintain the Center so as to avoid (i)

unreasonable fire and health hazards, (ii) material damage to the Center,

(iii) any violation (other than those existing on the date hereof) of applicable laws, statutes, ordinances, rules, regulations, judicial decisions, orders, existing recorded and enforceable covenants and restrictions and other requirements of any Authority (collectively,

"Laws"), (iv) any nuisance or unsafe condition at the Center and (v) any violation of the requirements of any applicable insurance policy maintained by Metropolitan or Darien.

          10.2 Without limiting any other duties and responsibilities of

Metropolitan under this Lease, Metropolitan shall have the following duties and responsibilities with respect to the Concerts:

               (a)  Contract with all talent, staging companies and

contractors; and contract for all merchandise and promotion;

               (b)  Secure any necessary financing;

               (c)  Produce and stage the Concerts;

               (d)  Exercise control over all aspects of the Concerts

except to the extent control of any such aspect is to be exercised by

Darien according to the express provisions hereof;

               (e)  Arrange for all ticket refunds in the event of

cancellation of a Concert;

               (f)  Except as otherwise provided herein, hire, supervise

and coordinate all personnel required for the Concerts;

               (g)  Conduct the day-of-the Concert settlements with the

talent and other contracting parties;

               (h)  Receive, record, pay out and account for monies, and

otherwise handle Concert finances, in a business-like manner in accordance with the provisions hereof;

               (i)  Devise plans and provide for security within the Center for the Concerts and coordinate with all appropriate Authorities with respect thereto;

               (j)  Conduct all aspects of the Concert operation in a

manner consistent with then Industry Standards for Comparable Facilities;

               (k)  Except with respect to the limited maintenance to be

specifically provided by Darien in accordance with Section 11, take such actions as are necessary to maintain the Center in good operating condition during each Season in a manner consistent with then Industry Standards for

Comparable Facilities; and

               (l)  Pay all costs and expenses incurred in connection with the presentation of the Concerts, including, but not limited to, sales taxes, fees to artists, advertising and promotional costs, insurance costs,

costs of equipment and utilities (pursuant to separate meters for the

Center), including power generators and other equipment leased for any

Concert.

     11.  Responsibilities of Darien
          --------------------------

          11.1 Without limiting any other duties and responsibilities of

Darien under this Lease, Darien shall have the following duties and responsibilities with respect to the Concerts and the Center;

               (a)  Pay all real estate and personal property taxes with

respect to the Theme Park, which taxes shall not constitute Darien

Expenses, as hereinafter defined, except to the extent allocable to the

Center;

               (b)  Maintain and operate the parking area specified in

Schedule A (the "Concert Parking Area") and provide parking lot personnel;

               (c)  Permit access to the Concert Parking Area in connection with the Concerts, subject to the provisions of this Lease, provided,

however, no such access shall constitute an easement, right-of-way or license with respect to any part of the Theme Park;

               (d)  Provide in a first class manner for plumbing, electric,

water, sewer, garbage removal, lawn maintenance and ambulance services for the Center;

               (e)  Select from among its management employees an

individual who shall act as "Darien Coordinator," and who shall assist

Metropolitan in the performance of its obligations hereunder; and

               (f)  Maintain the Center and provide security and utilities therefor during periods other than the Seasons.

          11.2 Subject to the provisions of Section 11.3, Darien shall be solely responsible for paying the wages of all Darien employees,

withholding any taxes therefrom, maintaining required worker's compensation with respect thereto and
providing such employees all other benefits to which they are entitled (by operation of law or otherwise).

          11.3 The term "Darien Expenses" shall mean all reasonable direct expenses and other expenses to the extent approved in writing by

Metropolitan, in each case actually incurred by Darien in performing its duties and responsibilities hereunder, including, without limitation,

wages, salaries and benefits of Darien employees payable with respect to periods during which Darien has provided Metropolitan the use thereof,

excluding (i) wages, salaries and benefits of Darien's management personnel, (ii) wages, salaries and benefits of other Darien employees payable with respect to any period other than periods during which Darien has provided Metropolitan the use thereof, (iii) expenses incurred in performing Darien's obligations under Section 11.1(f) hereof, and (iv) all costs and expenses arising out of any Darien Event.  Metropolitan shall reimburse Darien for all Darien Expenses within 30 days following receipt of any invoice therefor.

     12.  Joint Responsibilities.
          ----------------------

          12.1 The parties shall jointly:

               (a)  Obtain all necessary Approvals for the Concerts; devise plans for security for areas adjacent to the Center and coordinate such plans with all appropriate Authorities;

               (b)  Devise plans for traffic control;

               (c)  Procure and maintain at all times during the Term all

Approvals required to operate the Center.

          12.2 Each party shall cooperate with the other party in

connection with the joint responsibilities specified in this Section 12,

shall not make any filing or submission to any Authority to which the other party objects in writing, shall provide the other party an opportunity to be present at any proposed conference with Authorities and shall not take any other material action regarding items of joint responsibility to which the other party objects in writing.

     13.  Sponsorships
          ------------

          Metropolitan shall not enter into any sponsorship agreements or arrangements relating to any Concert or series of Concerts except with the prior written consent of Darien, which shall not be unreasonably withheld,

except that no such consent shall be required with respect to any sponsorship agreement or arrangement (i) relating to alcoholic beverages if on the date of such agreement or arrangement the Theme Park does not have any sponsorship arrangement relating to alcoholic beverages and (ii) that

Metropolitan is required to enter into an order to book a Concert, which agreement or arrangement is applicable only to such Concert and provides for no payment thereunder to Metropolitan.  Metropolitan shall at least thirty days prior to the execution of any sponsorship agreement provide

Darien with written notice thereof, including the identity of the proposed sponsor.  If any such proposed sponsor is then engaged in a business that is competitive with the business conducted by any then existing sponsor of the Theme Park, Darien shall promptly so notify Metropolitan in writing and

Metropolitan will promptly provide to Darien a written description of the principal terms of such proposed agreement.  Thereupon, Darien shall promptly notify in writing such existing sponsor, shall specify in such notice the principal business terms of
such proposed agreement and shall offer such existing sponsor the right to match the terms specified in such notice.  If such existing sponsor shall agree in writing to match such terms within fifteen days following its receipt of such notice, Metropolitan shall, in lieu of entering into any such agreement with the proposed sponsor, enter into a sponsorship agreement with such existing sponsor on such terms.  Notwithstanding the foregoing, Metropolitan shall not enter into any sponsorship agreement with any entity engaged in the business of owning, managing or operating grocery stores, or negotiate with any such entity in connection therewith, other than the grocery store entity that is then a sponsor of the Theme Park.

     14.  Food and Beverage
          -----------------

          Metropolitan acknowledges that Darien and Canteen Corporation

("Canteen") are parties to a License and Concession Agreement, dated as of

May 3, 1993, as amended (the "Canteen Agreement") pursuant to which Canteen provides food and beverage services at the Center.  Darien has heretofore provided Metropolitan a true and correct copy of the Canteen Agreement.

Metropolitan acknowledges that the rights of Canteen under the Canteen

Agreement shall be binding upon Metropolitan in respect of any Concert.

Metropolitan may agree to terminate or otherwise amend the Canteen

Agreement provided that (i) any amount payable to Canteen with respect to
          --------

any such termination shall be borne solely by Metropolitan and (ii) no such amendment shall extend the term of the Canteen Agreement beyond the end of the Term.  All amounts received by Darien under the Canteen Agreement in respect of any Concert shall be promptly delivered to Metropolitan.  Upon written request of Metropolitan, Darien shall use good faith efforts to cause the Canteen Agreement and the rights and obligations of Darien thereunder to be assigned by Canteen to Metropolitan.



     15.  Receipts; Net Receipts
          ----------------------

          15.1 Except as otherwise explicitly provided herein, during the

Term, Metropolitan shall be entitled to all Receipts derived from the

Concerts and shall bear the sole responsibility with respect to, and the economic risk of, any Shortfall.  "Receipts" shall mean all receipts derived, directly or indirectly, from the following, computed on a cash basis (including receipts payable to either party).

               (a)  Ticket sales for Concerts, excluding and deducting

therefrom, however, any ride or combo charge reflected in the cost of any

Combo Tickets;

               (b)  Facility or parking charges from the Concert Parking

Area for Concerts;

               (c)  Sale of Concert merchandise;

               (d)  Food and beverage revenues at the Center during

Concerts and ticketing rebates;

               (e)  Sponsorship fees to the extent attributable to the

Center (other than any such fees attributable to a Darien Event); and

               (f)  Any other sums received by Metropolitan with respect to a Concert or Concert series, provided, however, Receipts shall not include
                             --------

sales taxes.

          Notwithstanding the foregoing, any concession items as to which either Metropolitan or Darien is entitled only to receive a percentage of the receipts shall be included in Receipts only to the extent of the amount actually paid to Metropolitan or Darien in respect thereto.

          15.2 The term "Net Proceeds" shall mean Receipts less Concert

Expenses (as hereinbelow defined).  If Receipts are less than Concert

Expenses, the difference shall be referred to as the "Shortfall".

          15.3 The term "Concert Expenses" shall mean the aggregate of

Metropolitan Concert Expenses (as such term is hereinbelow defined) and

Darien Expenses.

          15.4 The term "Metropolitan Concert Expenses" shall mean all expenses actually incurred by Metropolitan in performing its obligations and responsibilities under this Lease, excluding, however, wages, salaries and other costs of Metropolitan's management employees (other than one management employee located at the Center), the amount of the Escrow Funds and all other amounts expended for capital improvements to the Center by

Metropolitan pursuant to Section 3.2.

          15.5 Promptly after each Concert, but in no event later than twenty-four (24) hours thereafter:

               (a)  Metropolitan shall furnish to Darien a true and correct statement of the Receipts for and paid attendees at such Concert, which statement shall contain reasonable detail and support for all figures therein and shall be certified by the chief financial officer, or other executive officer, of Metropolitan, and shall deliver to Darien the amount of all ride or combo charges in respect of all Combo Tickets sold for such

Concert; and

               (b)  Darien shall furnish to Metropolitan a true and correct statement of the Darien Expenses for such Concert, which statement shall contain
reasonable detail and support for all figures therein and shall be certified by the chief financial officer, or other executive officer, of

Darien.

          15.6 Within thirty (30) days after the end of each Season,

Metropolitan shall furnish Darien with a summary profit and loss statement relating to the operation of the Center by Metropolitan during such Season,

which statement shall be certified by the chief financial officer, or other executive officer, of Metropolitan, which shall include, without limitation, aggregate totals of the following for such Season:  (i)

Receipts, (ii) Concert Expenses, (iii) Metropolitan Concert Expenses and

(vi) Net Proceeds (or Shortfall).

          15.7 Except as otherwise provided herein, all accounting terms shall have the meaning assigned to it in accordance with generally accepted accounting principles, except that the Escrow Funds will be amortized on a straight-line basis over 25 years, notwithstanding any different amortization method provided in such accounting principles.  Metropolitan shall maintain its books and records and conduct its business in accordance with customary internal financial and accounting controls.

     16.  Condemnation
          ------------

          If any part of the Center is condemned or otherwise taken under the power of eminent domain, or conveyed in lieu of condemnation, and the condemnation or taking materially and adversely affects Metropolitan's use of the Center, Metropolitan shall have the right to terminate this Lease by written notice to Darien delivered within 90 days after such condemnation or taking.  In such event, Metropolitan shall forthwith pay to Darien all rent and other amounts payable in respect of any period prior to the date of such termination, and Darien shall not be required to pay Metropolitan any
amount except as provided in this Section 16.  In the event of such a termination, the parties shall jointly select an investment banking firm or other entity which is regularly engaged in the valuation of businesses (the

"Appraiser").  Using generally accepted methods of valuation, the Appraiser shall deliver a written report to the parties specifying the value as of the date of (but without giving effect to) such termination of each party's interest in the Center, and any award that may be paid in connection with such condemnation or taking shall be divided between the parties in proportion to the respective value of the parties' interests in the Center as specified in the report of the Appraiser.  If part of the Center is condemned or taken, and Metropolitan does not elect to terminate this

Lease, this Lease shall be unaffected thereby, Metropolitan shall pay all rent and other amounts payable hereunder and Darien shall not have any obligation to repair or restore any part of the Center.  If the Center is temporarily condemned or taken, this Lease shall be suspended for such period, and Metropolitan shall have no obligation to pay rent and other amounts payable under this Lease during such period, provided, however,
                                                     --------  -------

that in such case, Metropolitan shall not be entitled to receive any portion of any award that represents compensation for the use or occupancy of the Center during any applicable portion of any Season.

     17.  Assignment and Subletting
          -------------------------

          17.1 The terms and conditions in this Lease were offered solely by Darien to Metropolitan as an inducement to lease and use the Center as provided herein.  Metropolitan acknowledges and agrees that Darien would not necessarily lease the Center to another party on such terms and conditions, and Darien is specifically relying on the experience,

reputation and expertise of Metropolitan in booking Concerts in agreeing to the provisions of this Lease. Therefore, Metropolitan shall not voluntarily, involuntarily, or by operation of law, without the prior written consent of Darien:

               (i)  sublet all or any part of the Center or, except as

explicitly permitted hereunder, allow it to be sublet, occupied or used by any person or entity other than Metropolitan;

               (ii)  assign Metropolitan's interest under this Lease; or

               (iii)  amend or modify an assignment, sublease or other

transfer that has been previously approved by Darien.

          17.2 Any action taken or proposed to be taken pursuant to Section

17.1 shall be collectively referred to as an Assignment, and any third party succeeding to, or proposed to succeed to, all or a portion of

Metropolitan's interest under this Lease shall be referred to as an

Assignee.  Any transfer of control of Metropolitan, by means of any transfer or transfers of stock, assets or otherwise, shall be deemed an

Assignment.  In the event of an Assignment arising out of any such transfer of control of Metropolitan or any transfer of all or a substantial portion of its assets, Darien shall not withhold its consent thereto if, in light of the financial condition, business reputation, business experience and prospects of the proposed assignee, the withholding thereof would be deemed unreasonable.  No Assignment shall be effective until Metropolitan has delivered to Darien an executed counterpart of the document evidencing the

Assignment in form and substance satisfactory to Darien.

          17.3 Notwithstanding any other provision of this Lease,

Metropolitan may assign this Lease to Ogden Corporation ("Ogden"), any subsidiary of Metropolitan or Ogden or any entity controlled by

Metropolitan then engaged in the business of producing Concerts, in each case without the consent of Darien.

Metropolitan shall give Darien 60 days' prior written notice of any such

Assignment.  As used herein, the term "controlled" shall have the meaning provided in the rules and regulations of the Securities and Exchange

Commission.

          17.4 Except as provided in Section 17.3, any attempted Assignment without Darien's consent shall constitute an Event of Default and shall be voidable at Darien's option.  Darien's consent to any one Assignment shall not constitute a waiver of its rights hereunder with respect to any subsequent Assignment or a consent to any subsequent Assignment.

          ANY ASSIGNMENT, SUBLETTING, OCCUPANCY, OR USE WITHOUT THE PRIOR

WRITTEN CONSENT OF DARIEN OR WITHOUT FULL COMPLIANCE HEREWITH SHALL BE VOID

AND SHALL CONSTITUTE AN EVENT OF DEFAULT UNDER THIS LEASE.

     18.  Change in Laws
          --------------

          If any applicable Authority shall adopt any Law that prohibits

Concerts at the Center or that, by means of regulating maximum noise levels, renders performance of Concerts at the Center impossible,

Metropolitan shall have the right, exercisable by written notice to Darien delivered within 90 days following the date of such adoption, to terminate this Lease.  In such event, Metropolitan shall forthwith pay to Darien all rent and other amounts payable in respect of any period prior to the date of such termination, and Darien shall not be required to pay Metropolitan any portion of the Unamortized Escrow Funds as of the date of such termination.

     19.  Termination
          -----------

          19.1 Either party may terminate this Lease by written notice to the other party either (i) without Cause or (ii) with Cause.  Any termination notice will specify whether the termination is with or without

Cause.  Any termination without Cause shall be effective 60 days following the date termination notice is given, provided, however, no notice of such termination without Cause given during a Season or less than six months prior to the first day of a Season shall be effective before the last day of that Season.  Any termination with Cause shall be effective on the date termination notice is given.

          19.2 "Cause" shall mean the occurrence of any Event of Default by or relating to the non-terminating party under the provisions of Section 25 hereof.

          19.3 (a)  In the event this Lease is terminated with Cause by

Metropolitan or terminated without Cause by Darien, the parties agree that the following shall constitute the sole remedy of Metropolitan in respect of such termination:

                    (i)   Darien shall forthwith pay to Metropolitan an

amount equal to the Unamortized Escrow Funds as of the effective date of such termination.

                    (ii)  Darien shall forthwith pay to Metropolitan an

amount equal to two times the average of the annual Net Proceeds from

Concerts during the three full Seasons preceding such termination (or, if the termination shall occur prior to the end of the 1998 Season, the average annual Net Proceeds for each full Season during the Term), it being understood that such average will be determined by subtracting any

Shortfall for any applicable Season; and

                    (iii)     Darien shall not book, promote or produce any

Concerts, or enter into any agreement with respect to the booking,

promotion or
production of any Concerts, in each case, at the Center during the Season in which such termination occurs and the three Seasons following such termination, it being acknowledged that Darien shall continue to have the right to book, promote and produce during such period the KB Event and

Darien Events that would not constitute Concerts as such term is defined in

Section 1.1.

               (b)  In the event this Lease is terminated with Cause by

Darien or without Cause by Metropolitan, the following shall constitute the sole remedy of Darien (except as otherwise provided in Section 7) in respect of such termination:

                    (i)   Darien shall have no obligation to pay to

Metropolitan any portion of the Unamortized Escrow Funds as of the effective date of such termination;

                    (ii)  the provisions of Section 7 hereof shall remain

in full force and effect during the Season in which such termination occurs and the three Seasons following such termination; and

                    (iii)     In the case of a termination with Cause by

Darien, Metropolitan shall forthwith pay to Darien an amount equal to two times the average annual amount received by Darien under Section 5 hereof

(including rent based on paid attendees) for the three full Seasons preceding such termination (or, if the termination shall occur prior to the end of the 1998 Season, the average annual payment thereunder for each full

Season during the Term).

               (c)  The "Unamortized Escrow Funds" as of any date shall

mean an amount equal to the product obtained by multiplying the amount of the Escrow Funds by a fraction, (i) the numerator of which shall equal 25 less the number of full Seasons in
----
the period commencing on the date of this Lease and ending on the effective date of any termination hereof and (ii) the denominator shall equal 25.

          19.4  Upon any termination of this Lease, Metropolitan shall, on or before the effective date of such termination, vacate any part of the

Center used and/or occupied by Metropolitan, and subject to Section 3.3 and, except in the case of a termination under Section 26, surrender the

Center to Darien in a condition consistent with the then Industry Standards for Comparable Facilities.  Except as otherwise provided in Section 3.3,

upon any such termination, the Center, including the Improvements and other capital and other improvements thereto made by Metropolitan, shall be the sole and exclusive property of Darien.  Metropolitan shall indemnify Darien against any loss or liability resulting from any delay by Metropolitan in surrendering the Center as provided in this Section 19.4, including,

without limitation, any claims made by any succeeding tenant, losses to

Darien arising out of lost opportunities to lease the Center or Darien's inability to use the Center or any portion thereof for its own account.

          19.5 The parties acknowledge and agree that in the event of a termination of this Lease, damages will be difficult to ascertain and that the payments and other remedies specified in this Section 19 constitute a good faith estimate of liquidated damages, and shall not constitute a penalty imposed upon any party.

          19.6 The provisions of this Section 19 (other than Section 19.4)

shall not be applicable to any termination of this Lease pursuant to

Sections 16, 18 or 26 hereof.

     20.  Metropolitan Records
          --------------------

          All records of Metropolitan pertaining to this Lease shall be kept on file by Metropolitan at its main office for a period of eight (8)

years from the date the record is
made, and Metropolitan shall, upon reasonable notice, give Darien and/or its authorized representatives the right at reasonable times to inspect,

examine, audit and copy, during normal business hours, such of

Metropolitan's business books and records that are directly relevant to determining and/or calculating Receipts, or are reasonably necessary in order to determine whether Metropolitan has complied with the provisions of this Lease.  The cost of such inspection, examination, audit and copying shall be at the sole expense of Darien and such inspection, examination,

audit and copying shall be conducted at Metropolitan's principal office.

The provisions of this Section 20 shall survive any termination of this

Lease except for a termination pursuant to Section 3.1(a).

     21.  Darien Records
          --------------

          All records of Darien pertaining to this Lease shall be kept on file by Darien at its main office for a period of eight (8) years from the date the record is made; and Darien shall, upon reasonable notice, give

Metropolitan and/or its authorized representatives the right at reasonable times to inspect, examine, audit and copy, during normal business hours,

such of Darien's business books and records that are directly relevant to determining and/or calculating Darien Expenses or are reasonably necessary in order to determine whether Darien has complied with the provisions of this Lease.  The cost of such inspection, examination, audit and copying shall be at the sole expense of Metropolitan and such inspection,

examination, audit and copying shall be conducted at the Darien location where said records are normally maintained.  The provisions of this Section

21 shall survive any termination of this Lease, except for a termination pursuant to Section 3.1(a).

     22.  Indemnification; Insurance
          --------------------------

          22.1 Metropolitan shall indemnify and hold Darien, its officers,

directors, affiliates, agents, employees and shareholders harmless from and against any loss, liability, damage, injury, death, cost or expense,

including, without limitations attorneys' fees and disbursements (including those incurred in establishing liability under the indemnification), in all cases, after giving effect to the receipt of any insurance proceeds

("Losses"), arising out of or resulting from (i) any Concert, or other event produced by Metropolitan at the Center or any contract or other agreement entered into by Metropolitan with respect to any such Concert or other event (including, without limitation, nonappearance by any performer and injury to any person at any Concert), (ii) noncompliance by

Metropolitan with all applicable Laws and Approvals or (iii) the breach of any agreement, duty or obligation of Metropolitan contained in this Lease;

provided, however, that nothing contained herein shall require Metropolitan
--------  -------

to indemnify any party under this Section 22.1 for Losses arising out of the willful misconduct or gross negligence of Darien, its employees (except to the extent then under the direction of Metropolitan) or its agents.

          22.2 Darien shall indemnify and hold Metropolitan, its officers,

directors, affiliates, agents, employees and shareholders harmless from and against any Loss arising out of or resulting from (i) any Darien Event or any contract or other agreement entered into by Darien with respect to such

Darien Event (including nonappearance by any performance and injury to any person at any Darien Event), (ii) noncompliance by Darien with all applicable Laws and Approvals or (iii) the breach of any agreement, duty or obligation of Darien contained in this Lease; provided, however, that
                                              --------  -------

nothing contained
herein shall require Darien to indemnify any party under this Section 22.2 for Losses arising out of the willful misconduct or gross negligence of

Metropolitan, its employees (except to the extent then under the direction of Darien) or its agents.

          22.3 (a)  Promptly after receipt by any indemnified party of notice of any demand, claim or circumstance which would or might give rise to a claim or the commencement (or threatened) commencement) of any action,

proceeding or investigation (an "Asserted Liability") that may result in a

Loss, such indemnified party shall give prompt notice thereof (the "Claims

Notice") to the indemnifying party.  The Claims Notice shall describe the

Asserted Liability in reasonable detail and shall indicate the amount

(estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the indemnified party.

               (b)  The indemnifying party may elect to defend, at its own expense and with its own counsel, any Asserted Liability unless (i) the

Asserted Liability seeks an injunction or other equitable or declaratory relief against any indemnified party, (ii) any indemnified party shall have reasonably concluded that there is a conflict of interest between such indemnified party and the indemnifying party in the conduct of such defense or (iii) any indemnified party shall have reasonably concluded that the

Asserted Liability may adversely affect, or result in an adverse effect upon, the business, operations or prospects of such indemnified party.  If the indemnifying party elects to defend such Asserted Liability, it shall within thirty days (or sooner, if the nature of the Asserted Liability so requires) notify the indemnified party or parties of its intent to do so,

and the indemnified party or parties shall cooperate, at the expense of the indemnifying party, in the defense of such Asserted Liability.  If the indemnifying party elects not to
defend the Asserted Liability, is not permitted to defend the Asserted

Liability by reason of the first sentence of this Section, fails to notify the indemnified party or parties of its election as herein provided or contests its obligation to indemnify under this Lease with respect to such

Asserted Liability, the indemnified party or parties may pay, compromise or defend such Asserted Liability at the sole cost and expense of the indemnifying party.  Notwithstanding the foregoing, neither party may settle or compromise any claim over the reasonable written objection of the other, provided that any indemnified party may settle or compromise any
       --------

claim as to which the indemnifying party has failed to notify such indemnified party of its election under this Section, as to which the indemnifying party is contesting its indemnification obligations hereunder or involving an Asserted Liability of the type described in clause (iii) of the first sentence of this Section.  In any event, each party may participate, at its own expense, in the defense of any Asserted Liability.

If the indemnifying party chooses to defend any Asserted Liability, each indemnified party shall make available to the indemnifying party any books,

records or other documents within its control that are necessary or appropriate for such defense.  Any Losses of any indemnified party for which indemnification is available hereunder shall be paid within 30 days following written demand therefor.  The provisions of Sections 22.1 - 22.3 shall survive the termination of this Lease.

               (c)  Each indemnified party acknowledges and agrees that

Losses shall be determined after giving effect to the receipt by such indemnified party of any insurance proceeds covering all or any portion of any Loss and that such party irrevocably waives any indemnification rights it might otherwise have under this Section 22 in respect of any portion of any Loss to the extent of such insurance proceeds. No person or entity (including, without limitation, any insurance carrier)

shall have any rights (including by way of subrogation) to receive any payment from the indemnifying party in respect of the portion of any Loss covered by such insurance proceeds.

               (d)  As used in Section 22, the term "Losses" as it applies to the nonappearance by any performer at a Concert shall not include any damages of Darien arising out of any loss of attendance at the Theme Park caused by such nonappearance.

          22.4 During the Term, Metropolitan shall procure or cause to be procured and maintain at all times the following insurance with insurers reasonably acceptable to Darien:

               (a)  Worker's Compensation insurance as prescribed by the

laws of the State of New York; and

               (b)  Comprehensive general, automobile, fire and legal

liability insurance (including dramshop liability) with combined single limits of not less than $1,000,000 for any one occurrence in which bodily injury or property damage is alleged, provided, however, that Metropolitan shall maintain at all times during the Term of this Lease an umbrella insurance policy in an amount of at least $5,000,000 per occurrence with respect to each type of claim for bodily injury or property damage referred to in this Section.

          22.5 Metropolitan shall furnish Darien copies of all applicable insurance policies (which shall be reasonably acceptable in form and substance to Darien) and Certificates of Insurance evidencing such coverage which shall name Darien as an additional insured on each such policy (other than worker's compensation polices) and
which will provide that such insurance would not be cancelled or modified without at least thirty (30) days' prior written notice to Darien.

     23.  Relationship
          ------------

          It is understood and agreed by the parties that only a

landlord/tenant relationship is established under the terms and conditions of this Lease, that the parties are not partners or joint venturers; that employees of Metropolitan are not, nor shall they be deemed to be,

employees of Darien, and that, except as otherwise provided herein,

employees of Darien are not, nor shall they be deemed to be, employees of

Metropolitan, and that neither party shall have the power or right to make or create any representations, warranties, promises, obligations,

liabilities, commitments or agreements, whether orally or in writing, on behalf of the other party, and, without limiting the foregoing, neither party shall contract or attempt to contract on behalf of or in the name of the other party or otherwise seek to bind the other party or render the other party liable or responsible for the performance of any agreement or other obligation.  Each party shall pay, as and when due, all of its own obligations and liabilities with respect to the Concerts, the Center and this Lease.

     24.  Representations and Warranties
          ------------------------------

          Each party warrants and represents to the other that it has the corporate right and authority to enter into this Lease and perform its obligations hereunder; that this Lease has been duly authorized, executed and delivered and constitutes its legal, valid and binding obligations in accordance with its terms.  The execution, delivery and performance of this

Lease does not and will not conflict with, or constitute a default under, any agreement to which such party is a party or by which it or its assets may be bound.

     25.  Events of Default
          -----------------

          The following shall constitute Events of Default under this

Lease:

          (a)  If a party shall default in the making of a payment as and when due hereunder and such default shall not be cured within fifteen (15)

days after the giving of written notice thereof by the other party;

          (b)  If Metropolitan shall fail to produce a number of Concerts featuring nationally-recognized performers or shows during any three consecutive Seasons equal to the sum of the Minimum Concerts for such

Seasons;

          (c)  If Metropolitan shall default in the performance of, or otherwise fail to comply with, the provisions of Section 17 hereof;

          (d)  If a party shall default in the performance of, or otherwise fail to comply with, any other term or condition of this Lease and such default or failure shall continue uncured for more than thirty (30) days after the giving of written notice thereof by the other party; provided,

however, that if such default or failure is curable and if the cure thereof shall have been commenced within such 30-day period and the party in default shall be diligently and continuously prosecuting such cure, the cure period shall be extended for the period reasonably required for such cure but not to exceed an additional ninety (90) days;

          (e)  If a decree or order is rendered by a court having

jurisdiction (i) adjudicating a party as bankrupt or insolvent, or (ii)

approving as properly filed a petition seeking reorganization,

readjustment, arrangement composition or similar relief for a party under the federal bankruptcy laws or any similar state law, and such decree or order continues undischarged for a period of sixty (60)

days;

          (f)  If a decree or order is rendered by a court having

jurisdiction (i) for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of a party or of a substantial part or its property or for the winding up or liquidation of its affairs, and such decree or order remains in force undischarged and unstayed for a period of sixty (60) days, or (ii) for the sequestration or attachment of any substantial part of the property of a party without its return to the possession of such party or its release from such sequestration or attachment within thirty (30) days thereafter; or

          (g)  If a party (i) institutes proceedings to be adjudicated a voluntary bankrupt or an insolvent, or (ii) consents to the filing of a bankruptcy proceeding against it, or (iii) files a petition or answer seeking reorganization, readjustment,  arrangement, composition or similar relief under the federal bankruptcy laws or any other similar law or practice, or (iv) consents to the filing of any such petition or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency or such party or a substantial part of its properties; or (v) makes an assignment for the benefit of creditors, or

(vi) is unable to or admits in writing its inability to pay its debts generally as they become due, or (vii) takes action in furtherance of any of the aforesaid.

     26.  Destruction of the Center.
          -------------------------

          If all or any portion of the Center shall be damaged by fire or other casualty, and such damage materially and adversely affects

Metropolitan's use of the Center (a "Material Destruction"), Darien may

elect to repair and rebuild the Center by delivery of written notice to Metropolitan within 90 days after Darien determines the amount of insurance proceeds available to it arising out of the Material Destruction.  If Darien elects not to repair and rebuild the

Center, this Lease shall terminate.  In such event, Metropolitan shall forthwith pay to Darien all rent and other amounts payable in respect of any period prior to the date of such termination, and Darien shall not be required to pay Metropolitan any amounts except as provided in this Section

26.  In the event of such a termination, the parties shall jointly select an Appraiser.  Using then generally accepted methods of valuation, the

Appraiser shall deliver a written report to the parties specifying the value as of the date of such termination (but without giving effect thereto) of each party's interest in the Center, and any proceeds from fire or other casualty insurance maintained by Darien shall be divided between the parties in proportion to the respective value of the parties' interests in the Center as specified in the report of the Appraiser.  If Darien elects to repair and rebuild the Center following a Material Destruction,

(i) Darien shall so repair and rebuild the Center to its condition immediately prior to the Material Destruction, (ii) the rebuilding and repair of the Center shall be completed within one year following such election by Darien, provided that such one-year period will be extended by
                    --------

the duration of any Force Majeure Event (as so extended, the "Rebuilding

Period"), (iii) the rebuilding shall be funded by the proceeds of fire or other casualty insurance maintained by Darien and, to the extent such proceeds are insufficient to complete such rebuilding, by Darien and (iv)

the rights and obligations of the parties under this Lease will be suspended during the Rebuilding Period and the Term hereof will be extended by a period equal to the duration of the Rebuilding Period.  During the

Term, Darien shall maintain fire and other casualty insurance in respect of the

Center.  As used in this Section 26, the term "Force Majeure Event" shall have the meaning provided in Section 3.1(a) except that references to

Metropolitan in such definition shall be deemed to be references to Darien and references therein to Darien shall be deemed to be references to

Metropolitan.

     27.  Notices
          -------

          Any notice under or with respect to this Lease shall be in writing and shall be personally delivered or sent by overnight courier service, or by telecopy to the following addresses (or such other addresses of which notice has been given in accordance with the provisions of this

Section):

                         If to  Metropolitan:

                         The Metropolitan Entertainment Co., Inc.
                         7 North Mountain Avenue
                         Montclair, New Jersey  07042
                         Attention:  Mr. James Koplik
                         Fax #:  (201) 744-5090

                         With a simultaneous copy to:

                         The Metropolitan Entertainment Co., Inc.
                         Two Pennsylvania Plaza, 26th Floor
                         New York, New York  10121
                         Attention:  John Scher
                         Fax #:  (212) 868-5714

                              and

                         Ogden Services Corp.
                         Two Pennsylvania Plaza, 25th Floor
                         New York, New York  10121
                         Attention:  General Counsel
                         Fax #:  (212) 868-5714

                         If to Darien:

                         Darien Lake Theme Park and Camping Resort, Inc. 9993 Allegany Road
                         Darien Center, New York  14040
                         Attention:  General Manager
                         Fax #:  (716) 599-4053

                         With a simultaneous copy to:

                    (i)  Premier Parks Inc.
                         122 East 42nd Street
                         49th Floor
                         New York, New York  10168
                         Attention:  Chief Executive Officer
                         Fax #:  (212) 949-6203

                              and

                    (ii) Baer Marks & Upham LLP
                         805 Third Avenue
                         New York, New York 10022
                         Attention:  James M. Coughlin, Esq.
                         Fax #:  (212) 702-5810


Any notice sent by overnight courier service shall be effective on the business day on which delivery is made or transmitted by telecopier, on the date confirmation of receipt thereof is received by the party giving such notice.  Any notice may be given by Darien's attorney on behalf of Darien and by Metropolitan's attorney on behalf of Metropolitan.

     28.  General
          -------

          28.1 This Lease sets forth the entire agreement and understanding of the parities in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof.

          28.2 All the terms and conditions of this Lease shall be binding upon, and inure to the benefit of, and be enforceable by, the parties and their respective
successors.  This Lease and the rights and obligations hereunder shall not be assignable by either party, without the prior written consent of the non-assigning party, except:

               (a)  As provided in Section 17;

               (b)  Darien shall have the absolute right to assign this

Lease and all rights and obligations hereunder to any wholly-owned subsidiary of Premier Parks Inc. or any subsequent owner and/or operator of the Theme Park, including, without limitation, any joint venture of which

Darien is a venturer; and

               (c)  No assignment referred to hereinabove shall be binding upon or effective against the non-assigning party unless and until notice of such assignment, with all relevant detail, is given to the non-assigning party by the assigning party.

          28.3 Darien and its agents may enter the Center during any Season at any reasonable time after giving at least twenty-four (24) hours' prior written notice to Metropolitan, or immediately in the case of any emergency, for the purpose of:  (i) inspecting the Center; (ii) posting notices of non-responsibility; (iii) supplying any service to be provided by Darien to Metropolitan hereunder; (vi) staging any Darien Event in accordance with the terms hereof; (v) making improvements, repairs or maintenance in the event of a default with respect thereto by Metropolitan;

or (vi) responding to an emergency.  Darien shall have the right to use any means it reasonably deems necessary and proper to enter the Center in an emergency.  Any entry into the Center by Darien in accordance with this

Section shall not be a forcible or unlawful entry into, or a detainer of,

the Center, or an eviction, actual or constructive, of Metropolitan from the Center.  Darien shall use reasonable efforts to avoid damage to

Metropolitan's property when entering the Center, and shall not unreasonably interfere with Metropolitan's business or operations.

          28.4 Darien reserves the right to grant easements, rights, and dedications that Darien reasonably deems necessary or desirable, and to record parcel maps and restrictions, so long as such easements, rights,

dedications, maps and restrictions do not interfere in any material respect with or restrict in any material respect Metropolitan's use or operation of the Center or the Parking Area or increase in any material respect

Metropolitan's obligations or limit in any material respect Metropolitan's rights hereunder.

          28.5 Except as otherwise provided in this Lease, Darien shall not be liable to Metropolitan, nor shall Metropolitan be entitled to terminate this Lease or to any abatement of rent, for any damage to the Center, any injury to Metropolitan or any of its employees, agents or invitees, or any loss to Metropolitan's business arising out of any cause.

          28.6 As long as Metropolitan pays the rent and other amounts as specified in this Lease and performs all its obligations under this Lease,

Darien will not disturb Metropolitan's peaceful and quiet enjoyment of the

Center during each Season of the Term.

          28.7 If Metropolitan does not vacate the Center at the end of the

Term, the holding over shall constitute a month-to-month tenancy, and not a renewal of this Lease, with rent payable equal to two (2) times the rent in effect immediately prior to the holding over.

          28.8 Both parties represent and warrant to each other that they have not incurred or caused to be incurred any liability for real estate brokerage commissions or finder's fees in connection with the execution of this Lease.  Each party agrees to indemnify, defend and hold the other, its officers, directors, employees, agents and affiliated entities harmless from and against any and all loss, cost, claim and expense incurred as a result of the breach of this warranty.

          28.9 All obligations of either party which by their nature involve performance after the end of the Term, or which cannot be ascertained to have been fully performed until after the end of the Term,

shall survive the expiration or sooner termination of this Lease.

          28.10     The failure of either party at any time or times to

require performance of any provisions hereof shall in no manner affect the right of such party to enforce the same at a later time.  No waiver by either party of any condition, or of the breach of any provision contained in this Lease, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other term of this Lease.

          28.11     This Lease may be amended, modified, superseded or

canceled, and any of the terms and conditions hereof may be waived, only by a written instrument duly executed by both parties hereto or, in the case of a waiver, by the party making the waiver.

          28.12     The validity, interpretation and legal effect of this

Lease shall be governed by, and the rights and liabilities of the parties hereto shall be determined in
accordance with the law of the State of New York (without regard to conflict of laws principles applied in such State).

          28.13     No consent or approval given by Darien under this Lease

shall be effective unless given in writing by the General Manager of the

Theme Park or by the Chairman of the Board or President of Darien.

          28.14     During the Term, Metropolitan and Darien shall execute

and deliver such other appropriate agreements, instruments and documents,

and take such other action, as shall be necessary or desirable to carry out the intent and accomplish the purposes of this Lease.

          28.15     (a)  Any dispute, controversy or claim between the

parties arising out of or in connection with this Lease, any amendment hereof or the performance hereof (collectively, the "Arbitrable Claims"),

shall be determined and settled by arbitration in New York, New York by a panel of three arbitrators selected as provided below in accordance with the rules of the American Arbitration Association.  The Arbitrable Claims

shall be submitted to three arbitrators who are listed on the commercial panel of the American Arbitration Association, one arbitrator being selected by Darien, one arbitrator being selected by Metropolitan and the

third being selected by the two arbitrators so selected.   In the event

that either party, within ten days after any notification of any demand for arbitration hereunder, shall not have selected its arbitrator and given notice thereof to the other, such arbitrator shall be selected by the

American Arbitration Association.  The written decision of a majority of such arbitrators shall be binding, final and conclusive upon the parties,

such decision may provide for equitable relief and judgment may be entered on any such decision in any federal or state court having jurisdiction. Unless the arbitrators determine otherwise, the party against whom any such award is issued shall pay the expenses of the arbitration, including, but not limited to, attorneys' fees and expenses incurred by the prevailing party.

               (b)  No action at law or suit in equity based upon any

Arbitrable Claim shall be instituted by any party in any court except (i)

an action to compel arbitration pursuant to this Section; (ii) an action to enforce the arbitration award rendered in accordance with this Section; or

(iii) an action brought in aid of arbitration pursuant to Article 75 of New

York's Civil Practice Law and Rules.

          IN WITNESS WHEREOF, the parties have duly executed this Lease as of the date first above written.

                                   DARIEN LAKE THEME PARK AND
                                      CAMPING RESORT, INC.



                                   By:
                                      -------------------------------------
                                        Kieran E. Burke, Chairman of the
                                   Board
                                            and Chief Executive Officer



                                   THE METROPOLITAN ENTERTAINMENT CO., INC.


                                   By:
                                      -------------------------------------
                                        John Scher, Chief Executive Officer

STATE OF NEW YORK   )
                    )  ss:
COUNTY OF NEW YORK  )


     On this ______ day of December, 1995, before me personally came
Kieran E. Burke, to me known, who being by me duly sworn, did depose and say that he is the Chairman of the Board and Chief Executive Officer of DARIEN LAKE THEME PARK AND CAMPING RESORT, INC., the corporation described in and which executed the foregoing instrument, that he has been duly authorized by the Board of Directors of said corporation to execute the foregoing instrument on behalf of said corporation and that he executed the foregoing instrument by order of said corporation for the purposes and uses therein described.



                                        -----------------------------------
                                                   Notary Public




STATE OF NEW YORK   )
                    )  ss:
COUNTY OF NEW YORK  )


     On this ______ day of December, 1995, before me personally came John Scher, to me known, who being by me duly sworn, did depose and say that he is the Chief Executive Officer of THE METROPOLITAN ENTERTAINMENT CO., INC., the corporation described in and which executed the foregoing instrument, that he has been duly authorized by the Board of Directors of said corporation to execute the foregoing instrument on behalf of said corporation and that he executed the foregoing instrument by order of said corporation for the purposes and uses therein described.




                                        -----------------------------------
                                                      Notary Public

                                 Exhibit A


        I.     Tensile Roof over permanent seating
       II.     Permanent bathrooms
      III.     Dressing rooms
       IV.     Support areas
        V.     Stage
       VI.     Sound delay system

                                                                  Exhibit B

                            SETTLEMENT AGREEMENT


     The Settlement Agreement, dated as of December 20, 1995, by and among Metropolitan Entertainment Co., Inc., a New Jersey corporation
("Metropolitan"), Darien Lake Theme Park and Camping Resort, Inc., a New York corporation ("Darien") and Funtime, Inc., an Ohio corporation ("Funtime").

                            --------------------

     In November 1994, Metropolitan commenced an action (the "Action") in the United States District Court for the Western District of New York (the "Court") entitled Metropolitan Entertainment Co., Inc. v. Darien Lake Theme
                  ---------------------------------------------------------
Park & Camping Resort, Inc. and Funtime, Inc.
---------------------------------------------

     On the date hereof Metropolitan and Darien have entered into a Lease Agreement (the "Lease Agreement") with respect to the Darien Lake
Performance Art Center.

     In consideration of the execution and delivery of the Lease Agreement, the parties hereto, represented by their separate respective counsel in the Action, desire to settle amicably and resolve all claims (including counterclaims) that have been or might have been asserted in the Action or otherwise against one another, except for those expressly preserved in Sections 3 and 4 hereof.


                            --------------------

     NOW THEREFORE, the parties, intending to be legally bound, agree as follows:

     1. On the date hereof, Darien has paid to Metropolitan $50,000, representing payment of outstanding amounts owed to Metropolitan under the agreements between Metropolitan and Darien referred to in clause 14 of the Complaint relating to the Action.

     2. Effective as of the date of this Settlement Agreement, the parties agree to discontinue the Action with prejudice. To this end, the parties agree to cause a Stipulation of Discontinuance with respect to the Action to be executed by their respective counsel on the date of this Settlement Agreement and to be filed with the Clerk of the Court no later than three (3) days following the date of this Settlement Agreement, so that such stipulation may be "so ordered" by a judge of that Court.

     3. Metropolitan hereby releases and discharges Darien, Funtime and their respective officers, directors, employees, shareholders, affiliates, agents, successors and assigns (collectively, the "Darien Releasees") from and against all claims, actions, causes of action, claims for relief, damages, liabilities, rights, accountings, reckonings, obligations, costs and demands, known and unknown, of every nature and kind whatsoever, against the Darien Releasees, which Metropolitan and its successors or assigns ever had, now have or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world up to and including the date hereof, excluding those arising out of the obligations of any Darien Releasee under the Lease Agreement.

     4. Each of Darien and Funtime hereby releases and discharges Metropolitan and its officers, directors, employees, shareholders, affiliates, agents, successors and assigns (collectively, the "Metropolitan Releasees") from and against all claims, actions, causes of action, claims for relief, damages, liabilities, rights, accountings, reckonings, obligations, costs and demands, known and unknown, of every nature and kind whatsoever, against the Metropolitan Releasees, which Darien, Funtime and their respective successors or assigns ever had, now have or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world up to and including the date hereof, excluding those arising out of the obligations of any Metropolitan Releasee under the Lease Agreement.

     5. All notices and other communications hereunder shall be given in accordance with Section 27 of the Lease Agreement, provided that any notice
                                                   --------
to be sent to Funtime shall be sent to it in care of Darien at the addresses indicated in the Lease Agreement.

     6. Each party to this Settlement Agreement warrants and represents to each other party to this Settlement Agreement as follows:

          (a) Each party to this Settlement Agreement has made such investigation, evaluation and analysis of the facts pertaining to the settlement and this Settlement Agreement and the releases contained herein and of all matters pertaining thereto as it deems necessary and appropriate.

          (b) A responsible officer of each party has read this Settlement Agreement and understands the contents thereof.

          (c) There has been no assignment, subrogation, encumbrance, hypothecation, sale, conveyance, relinquishment, limitation upon, or any other complete or partial transfer or disposition of all or any interest in (nor does any third party assert or possess any lien against, any interest in, or any right to) any claim, right, act, damage, demand, debt, liability, accounting, reckoning, obligation, cost, right of action, claim for relief or cause of action released or settled hereby.

          (d) Each party is legally authorized and entitled to enter into this Settlement Agreement, and this Settlement Agreement has been duly authorized, executed and delivered by such party and constitutes legal, valid, binding and enforceable obligations of such party.

     7. Each party will promptly execute all further and additional documents, and undertake such further acts, as shall be reasonable, convenient, necessary or desirable to carry out the provisions of this Settlement Agreement.

     8. This Settlement Agreement shall be interpreted, enforced and governed by the laws of the State of New York (without regard for the conflict of laws principles applied by the courts of the State of New
York).

     9. This Settlement Agreement may be executed in counterparts, and each counterpart shall be deemed an original and, when taken together with other signed counterparts, shall constitute one agreement which shall be binding and effective as to all parties hereto.

     10. This Settlement Agreement may not be amended orally, nor shall any purported oral amendment or modification (even if accompanied by partial or complete performance in accordance therewith) be of any legal force or effect or constitute an amendment or modification of this Settlement Agreement, but rather this Settlement Agreement may be amended or modified only by an agreement in writing signed by all parties hereto.

     11. Should any provision of this Settlement Agreement become legally unenforceable, no other provision of this Settlement Agreement shall thereby be affected, and this Settlement Agreement shall be construed as if the Settlement Agreement had never included the unenforceable provision.

     12. Each party shall bear its own attorneys' fees, costs of suit and other expenses relating to the disputes referred to herein and to the negotiation, preparation, execution, delivery and performance of this Settlement Agreement.

     IN WITNESS WHEREOF the parties have hereto signed their names as of the ________ day of December, 1995.



                                        THE METROPOLITAN ENTERTAINMENT
                                              CO., INC.



                                        By:
                                           --------------------------------
                                        Name:
                                        Title:




                                        DARIEN LAKE THEME PARK AND
                                            CAMPING RESORT, INC.



                                        By:
                                           --------------------------------
                                             Kieran E. Burke
                                             Chairman of the Board




                                        FUNTIME, INC.



                                        By:
                                           --------------------------------
                                             Kieran E. Burke
                                             Chairman of the Board

STATE OF _________________    )
                              )  ss.:
COUNTY OF ______________      )


     On this         day of December, 1995, before me came
to me known and known to me to be the                        of
Metropolitan Entertainment Co., Inc. and who executed the foregoing Settlement Agreement, and he duly acknowledged to me that he executed the same and that he is authorized by Metropolitan Entertainment Co., Inc. to execute the foregoing settlement Agreement on behalf of that corporation.



                                        -----------------------------------
                                                   Notary Public


STATE OF _________________    )
                              )  ss.:
COUNTY OF ______________      )

     On this         day of December, 1995, before me came Kieran E. Burke
to me known and known to me to be the Chairman of the Board of Darien Lake Theme Park and Camping Resort, Inc. and who executed the foregoing Settlement Agreement, and he duly acknowledged to me that he executed the same and that he is authorized by Darien Lake Theme Park and Camping Resort, Inc. to execute the foregoing settlement Agreement on behalf of that corporation.



                                        -----------------------------------
                                                   Notary Public


STATE OF _________________    )
                              )  ss.:
COUNTY OF ______________      )


     On this         day of December, 1995, before me came Kieran E. Burke
to me known and known to me to be the Chairman of the Board of Funtime, Inc. and who executed the foregoing Settlement Agreement, and he duly acknowledged to me that he executed the same and that he is authorized by Funtime, Inc. to execute the foregoing settlement Agreement on behalf of that corporation.



                                        -----------------------------------
                                                   Notary Public